Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION RELATING TO

THE MERGER WITH LEGACYTEXAS FINANCIAL GROUP, INC.

On November 1, 2019, pursuant to the Agreement and Plan of Reorganization, dated as of June 16, 2019 (the “Merger Agreement”), by and between LegacyTexas Financial Group, Inc., a Maryland corporation (“LegacyTexas”), and Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), LegacyTexas merged with and into Prosperity (the “Merger”), with Prosperity as the surviving entity in the Merger. Immediately after the Merger, LegacyTexas’ wholly owned bank subsidiary, LegacyTexas Bank, merged with and into Prosperity’s wholly owned bank subsidiary, Prosperity Bank (the “Bank Merger”), with Prosperity Bank as the surviving entity in the Bank Merger.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of LegacyTexas (“Legacy Common Stock”) (subject to certain customary exceptions, which were cancelled in the Merger) was converted into the right to receive (i) 0.5280 (the “Exchange Ratio”) shares of common stock, par value $1.00 per share, of Prosperity (“Prosperity Common Stock”); and (ii) $6.28 in cash, without interest (“Per Share Cash Consideration”) (the consideration described in the foregoing clauses (i) and (ii), the “Merger Consideration”). No fractional shares of Prosperity Common Stock were issued in the Merger, and LegacyTexas stockholders became entitled to receive cash in lieu of fractional shares.

At the Effective Time, subject to the terms and conditions of the Merger Agreement, each option granted by LegacyTexas to purchase shares of Legacy Common Stock under the LegacyTexas equity compensation plans fully vested and was cancelled and converted into the right to receive the Merger Consideration with respect to a number of shares of Legacy Common Stock (rounded down to the nearest whole share) equal to the quotient of (x) the product of (A) the number of shares of Legacy Common Stock subject to such option multiplied by (B) the excess, if any, of (i) the sum of the Per Share Stock Consideration (as defined in the Merger Agreement) and the Per Share Cash Consideration over (ii) the exercise price per share of Legacy Common Stock under the option, divided by (y) the sum of the Per Share Stock Consideration and the Per Share Cash Consideration. At the Effective Time, subject to the terms and conditions of the Merger Agreement, each LegacyTexas restricted stock award and performance share award was converted into the right to receive the Merger Consideration (with any performance-based vesting conditions applicable to such awards immediately prior to the Effective Time deemed satisfied at target performance levels) with respect to the number of shares of Legacy Common Stock subject to such restricted stock award or performance share award.

Prosperity has prepared the unaudited pro forma condensed combined statements of income appearing below to present on a pro forma basis the consolidated statements of income of Prosperity assuming that the Merger was consummated on January 1, 2018, and to provide information with respect to the pro forma consolidated results of operations that Prosperity would have had for the year ended December 31, 2018, and the six months ended June 30, 2019. Prosperity has prepared the unaudited pro forma condensed combined balance sheet appearing below to present on a pro forma basis the consolidated financial position of Prosperity assuming that the Merger was consummated on June 30, 2019.

The unaudited pro forma condensed combined financial statements contain information derived from, and should be read together with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

Prosperity’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2018;

•

Prosperity’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2019, included in Prosperity’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019;

•

LegacyTexas’ separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included as Exhibit 99.1 to the Current Report on Form 8-K/A on which this Exhibit 99.3 is filed; and

•

LegacyTexas’ separate unaudited historical consolidated financial statements and accompanying notes as of and for the six months ended June 30, 2019, included as Exhibit 99.2 to the Current Report on Form 8-K/A on which this Exhibit 99.3 is filed.

The Merger and Bank Merger are being accounted for as acquisitions of LegacyTexas and LegacyTexas Bank by Prosperity and Prosperity Bank, respectively, under the acquisition method of accounting in accordance with the Financial Accounting Standard Board’s Accounting Standard Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial statements of Prosperity and the other pro forma combined financial information appearing below have been prepared using the acquisition method of accounting.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2018 and for the six months ended June 30, 2019 present the consolidated results of operations giving pro forma effect to the following as if they had occurred as of January 1, 2018:

•	the full-period impact of LegacyTexas’ statements of income, including pro forma amortization and accretion of purchase accounting adjustments on securities, loans and intangible assets; and

•	the issuance of the aggregate Per Share Stock Consideration of 26.3 million shares of Prosperity Common Stock, and the payment of the aggregate Per Share Cash Consideration of $313.0 million.

The unaudited pro forma condensed combined balance sheet as of June 30, 2019 presents the consolidated financial position giving pro forma effect to the following as if they had occurred as of June 30, 2019:

•	the completion of the Merger, including the issuance of 26.3 million shares of Prosperity Common Stock and the payment of $313.0 million; and

•	$40.4 million in estimated direct transaction costs related to the Merger.

The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required Prosperity’s management to make certain assumptions and estimates, which it believes are reasonable under the circumstances. Prosperity has not had sufficient time to completely evaluate the significant identifiable long-lived tangible and identifiable intangible assets of LegacyTexas. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial statements of LegacyTexas to conform to the presentation in Prosperity’s financial statements. Accordingly, the unaudited pro forma condensed combined financial statements and other unaudited pro forma condensed combined financial information are presented for illustrative purposes only and are not necessarily indicative of the results that might have occurred had the Merger taken place on January 1, 2018, for statement of income purposes, and on June 30, 2019, for balance sheet purposes. Historical results for any prior period are not necessarily indicative of results to be expected in any future period, and historical results for the six months ended June 30, 2019, are not necessarily indicative of results to be expected for all of 2019. A final determination of the fair values of LegacyTexas’ assets and liabilities will be based on the actual net tangible and intangible assets of LegacyTexas that existed as of the date of completion of the Merger. Consequently, amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements presented below and could result in a material change in amortization of acquired intangible assets.

In connection with the integration of the operations of Prosperity and LegacyTexas following the Effective Time, Prosperity anticipates that nonrecurring charges, such as costs associated with systems implementation, severance, and other costs related to exit or disposal activities, could be incurred. Prosperity is not yet able to fully determine the timing, nature and amount of these charges. However, these charges could affect the results of operations of the combined company in the period in which they are recorded. The unaudited pro forma condensed combined financial statements do not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the unaudited pro forma condensed combined financial statements were prepared. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that have been or may be incurred as a result of the integration of the two companies or any dispositions of assets resulting from such integration. Direct merger-related expenses estimated at $40.4 million are not included in the unaudited pro forma condensed combined statements of income.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2019

(in thousands)

	Prosperity (as reported)	Legacy (as reported)	Adjustments		Pro Forma Combined
Assets
Cash and due from banks	$302,069	$56,949	$(353,375)	(a)	$5,643
Federal funds sold & other interest earning assets	555	206,894			207,449

Total cash and cash equivalents	302,624	263,843	(353,375)		213,092
Available for sale securities, at fair value	306,777	459,749			766,526
Held to maturity securities, at cost	8,645,163	127,836	239	(b)	8,773,238
Total loans	10,587,375	8,681,081	(175,000)	(c)	19,093,456
Less allowance for credit losses	(87,006)	(92,219)	92,219	(c)	(87,006)

Loans, net	10,500,369	8,588,862	(82,781)		19,006,450
Bank premises and equipment, net	262,479	106,313	(34,441)	(d)	334,351
Accrued interest receivable	57,382	32,525			89,907
Goodwill	1,900,845	178,559	965,775	(e)	3,045,179
Core deposit intangibles	30,299	193	102,407	(f)	132,899
Other real estate owned	2,005	584			2,589
Bank Owned Life Insurance (BOLI), net	261,372	59,724			321,096
Other assets	105,906	117,746	34,441	(d)	258,093

Total assets	$22,375,221	$9,935,934	$632,265		$32,943,420

Liabilities and Shareholders’ Equity
Deposits
Noninterest-bearing	$5,691,236	$1,847,229			$7,538,465
Interest-bearing	11,196,393	5,208,561			16,404,954

Total deposits	16,887,629	7,055,790			23,943,419
Other borrowings	940,874	1,384,765			2,325,639
Securities sold under repurchase agreements	313,825	52,414			366,239
Other liabilities	104,998	165,063			270,061
Subordinated debentures	—	135,257			135,257

Total liabilities	18,247,326	8,793,289			27,040,615
Shareholders’ equity:
Total Prosperity equity	4,127,895		1,774,910	(g)	5,902,805
Total Legacy equity		1,142,645	(1,142,645)	(g)	—

Total shareholders’ equity	4,127,895	1,142,645	632,265	(g)	5,902,805

Total liabilities and shareholders’ equity	$22,375,221	$9,935,934	$632,265		$32,943,420

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements. Amounts may not add due to rounding.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2019

(in thousands, except per share data)

	Prosperity (as reported)	Legacy (as reported)	Adjustments		Pro Forma Combined
Interest income:
Loans, including fees	$263,590	$208,455	$(491)	(h)	$471,554
Securities	109,592	7,815			117,407
Federal funds sold and other temporary investments	720	3,911			4,631

Total interest income	373,902	220,181	(491)		593,592

Interest expense:
Deposits	51,690	38,659	(21)	(i)	90,328
Federal funds purchased, other borrowings and securities sold under repurchase agreements	12,463	10,782	—		23,245
Subordinated debentures	—	4,022	—		4,022

Total interest expense	64,153	53,463	(21)		117,595

Net interest income	309,749	166,718	(470)		475,997
Provision for credit losses	1,500	25,900			27,400

Net interest income after provision for credit losses	308,249	140,818	(470)		448,597

Noninterest income:					—
Customer service fees	38,227	17,137	(280)	(j)	55,084
Trust income	5,153	—			5,153
Mortgage income	1,712	4,404			6,116
Brokerage income	1,214	—			1,214
Net gain on sale of assets	60	4	(40)	(k)	24
Gain on sale of securities	—	6	—		6
Other	11,736	575	280	(j)	12,591

Total noninterest income	58,102	22,126	(40)		80,188

Noninterest expense:
Salaries and employee benefits	104,014	53,457	—		157,471
Net occupancy and equipment	17,173	7,849	1,145	(l)	26,167
Core deposit intangibles amortization	2,584	52	5,078	(m)	7,714
Other	35,621	30,475	(1,185)	(k)(l)	64,911

Total noninterest expense	159,392	91,833	5,038		256,263

Income before federal income taxes	206,959	71,111	(5,548)		272,522
Provision for federal income taxes	42,299	15,048	(1,165)	(n)	56,182

Net income	$164,660	$56,063	$(4,383)		$216,340

Basic earnings per share:
Earnings per share	$2.36	$1.18			$2.25
Weighted average shares outstanding	69,832	47,315			95,946

Diluted earnings per share:
Earnings per share	$2.36	$1.17			$2.25
Weighted average shares outstanding	69,832	47,877			95,946

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements. Amounts may not add due to rounding.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2018

(in thousands, except per share data)

	Prosperity (as reported)	Legacy (as reported)	Adjustments		Pro Forma Combined
Interest income:
Loans, including fees	$503,963	$392,499	$(1,836)	(h)	$894,626
Securities	221,909	15,285			237,194
Federal funds sold and other temporary investments	1,337	7,198			8,535

Total interest income	727,209	414,982	(1,836)		1,140,355
Interest expense:
Deposits	71,384	57,475	(118)	(i)	128,741
Federal funds purchased, other borrowings and securities sold under repurchase agreements	26,232	17,031	—		43,263
Subordinated debentures	—	7,968	—		7,968

Total interest expense	97,616	82,474	(118)		179,972

Net interest income	629,593	332,508	(1,718)		960,383
Provision for credit losses	16,350	35,797			52,147

Net interest income after provision for credit losses	613,243	296,711	(1,718)		908,236

Noninterest income:
Customer service fees	78,861	35,320	(566)	(j)	113,615
Trust income	10,178	—			10,178
Mortgage income	3,355	6,573			9,928
Brokerage income	2,617				2,617
Net (loss) gain on sale of assets	(755)	2,981	(1,232)	(k)	994
Net loss on sale of securities	(13)	(138)			(151)
Other	21,769	4,505	566	(j)	26,840

Total noninterest income	116,012	49,241	(1,232)		164,021

Noninterest expense:
Salaries and employee benefits	207,517	100,170			307,687
Net occupancy and equipment	35,125	15,643	2,233	(l)	53,001
Core deposit intangibles amortization	5,959	157	10,103	(m)	16,219
Other	77,619	55,160	(3,465)	(k)(l)	129,314

Total noninterest expense	326,220	171,130	8,871		506,221

Income before federal income taxes	403,035	174,822	(11,821)		566,036
Provision for federal income taxes	81,223	20,633	(2,482)	(n)	99,374

Net income	$321,812	$154,189	$(9,339)		$466,662

Basic earnings per share:
Earnings per share	$4.61	$3.27			$4.86
Weighted average shares outstanding	69,821	47,035			95,935

Diluted earnings per share:
Earnings per share	$4.61	$3.23			$4.86
Weighted average shares outstanding	69,821	47,654			95,935

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements. Amounts may not add due to rounding.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2019 and for the year ended December 31, 2018 combine the historical consolidated statements of income of Prosperity and LegacyTexas giving effect to the merger as if it had been completed on January 1, 2018. The unaudited pro forma condensed combined balance sheet as of June 30, 2019 combines the historical consolidated balance sheets of Prosperity and LegacyTexas giving effect to the merger as if it had been completed on June 30, 2019.

Prosperity’s and LegacyTexas’ historical financial statements were prepared in accordance with U.S. GAAP and presented in U.S. dollars. As discussed in Note 4 and Note 5, certain reclassifications were made to align Prosperity’s and LegacyTexas’ financial statement presentation. Prosperity has not identified all adjustments necessary to conform LegacyTexas’ accounting policies to Prosperity’s accounting policies. Prosperity is in the process of performing a more detailed review of Legacy’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

The accompanying unaudited pro forma condensed combined financial statements and related notes were prepared using the acquisition method of accounting under the provisions of ASC 805, with Prosperity considered the acquirer of LegacyTexas. ASC 805 requires, among other things, that the assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. For purposes of the unaudited pro forma condensed combined balance sheet, the merger consideration has been allocated to the assets acquired and liabilities assumed of LegacyTexas based upon management’s preliminary estimate of their fair values as of June 30, 2019. Prosperity has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the LegacyTexas’ assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and held-to-maturity securities. Accordingly, apart from the aforementioned, certain LegacyTexas assets and liabilities are presented at their respective carrying amounts and should be treated as preliminary values. Any differences between the fair value of the merger consideration and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation and related adjustments reflected in these unaudited pro forma condensed combined financial statements are preliminary and subject to revision based on a final determination of fair value.

All dollar amounts and share amounts (except per share data) presented within these Notes to Unaudited Pro Forma Condensed Combined Financial Statements are in thousands.

Note 2. Estimated Operational Cost Savings

Prosperity anticipates operational cost savings in connection with the acquisition of LegacyTexas. Prosperity anticipates that these savings will occur through the combination of back office operations and elimination of duplicate general operations, administrative and salary and benefits expense. Estimated cost savings are not presented as part of the pro forma adjustments and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note 3. Anticipated Reduction in Fee Income

Prosperity anticipates loss of income related to reduced debit and ATM card income. The combined company will be subject to the Durbin Act which imposes limits on debit and ATM card income. Previously, LegacyTexas was not subject to the Durbin Amendment. Such amounts are not presented as part of the pro forma adjustments.

Note 4. Preliminary Purchase Price Allocation

The following table summarizes the purchase price allocation to the estimated fair value of assets and liabilities assumed in the merger (in thousands, except per share data):

Total merger shares issued at Oct. 31, 2019 closing price (i)	26,228
Per share purchase price—represents Oct. 31, 2019 closing price	$69.02
Total shares issued @ five-day average price (employee stock)	69
Per share purchase price—Stock @ five-day average price (employee stock) (ii)	$72.90

Total purchase price—Stock	$1,815,327
Total purchase price—Cash (i)	$312,958

Total purchase price	$2,128,285

(i)

Under the terms of the merger agreement, holders of Legacy common stock, options and performance share awards received 0.5280 shares of Prosperity common stock and $6.28 cash for each share of Legacy common stock (or its equivalent), subject to certain conditions.

(ii)	Under the terms of the merger agreement, based upon the average Prosperity closing price for the five trading days immediately prior to October 31, 2019, which was $72.90.

The merger consideration as shown in the table above is allocated to the tangible and intangible assets acquired and liabilities assumed of LegacyTexas based on their preliminary estimated fair values. As mentioned above in Note 1, Prosperity has not completed the valuation analysis and calculations in sufficient detail necessary to arrive at the required estimates of the fair market value of the LegacyTexas assets to be acquired or liabilities assumed, other than a preliminary estimate for intangible assets and held-to-maturity securities. Accordingly, apart from the aforementioned, certain assets acquired and liabilities assumed are presented at their respective carrying amounts and should be treated as preliminary values. The fair value assessments are preliminary and are based upon available information and certain assumptions, which Prosperity believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the unaudited pro forma condensed combined financial statements.

The following table sets forth a preliminary allocation of the merger consideration to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of LegacyTexas using LegacyTexas’ unaudited consolidated balance sheet as of June 30, 2019:

Total merger consideration		$2,128,285
Assets Acquired:
Total cash and cash equivalents	$263,843
Available for sale securities, at fair value	459,749
Held to maturity securities, at fair value	128,075
Loans held for sale	46,571
Loans held for investment	8,459,510
Bank premises and equipment, net	106,313
Accrued interest receivable	32,525
Core deposit intangibles	102,600
Other real estate owned	584
Bank Owned Life Insurance (BOLI), net	59,724
Other assets	117,746

Total Assets Acquired	$9,777,240
Liabilities Assumed:
Deposits	$7,055,790
Other borrowings	1,384,765
Securities sold under repurchase agreements	52,414
Other liabilities	165,063
Subordinated debentures	135,257

Total Liabilities Assumed	$8,793,289

Net Assets Acquired		$983,951

Preliminary pro forma goodwill		$1,144,334

Note 5. Pro forma Adjustments and Assumptions

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

(a) This adjustment represents the cash consideration for LegacyTexas and estimated direct transaction costs calculated as follows:

Total cash consideration ($6.28/share)	$312,958

Estimated cash paid for direct transaction costs (pre-tax)	$40,417

Pro forma net adjustment to cash and due from bank	$353,375

(b) Estimated fair market value adjustment on securities held to maturity.

(c) Adjustment to total loans of $175 million to reflect preliminary estimated fair value adjustments to acquired loans of $175 million for credit quality. Also, adjustment to eliminate historical allowance for loan losses of $92.2 million to reflect acquired loans and leases at fair value.

(d) Adjustment to reflect the reclassification of LegacyTexas’ right-of-use asset from bank premises to other assets to conform with Prosperity’s financial statement presentation.

(e) Adjustment to goodwill based on the preliminary purchase price allocation as follows:

Fair value of merger consideration transferred in excess of the preliminary fair value of net assets acquired (from Note 4 above)	$1,144,334
Removal of LegacyTexas’ historical goodwill	(178,559)

Pro forma net adjustment to goodwill	$965,775

(f) Adjustment to core deposit intangible (“CDI”) based on the preliminary purchase price allocation as follows:

Estimated CDI (2% of non-time deposits)	$102,600
Removal of LegacyTexas’ historical CDI	(193)

Pro forma net adjustment to CDI	$102,407

(g) Adjustment to Prosperity and LegacyTexas shareholders’ equity based upon the following:

Fair value of equity consideration issued to LegacyTexas stockholders (from Note 4 above)	$1,815,327
Removal of LegacyTexas’ historical shareholders’ equity	(1,142,645)
Estimated cash paid for direct transaction costs [(pre-tax)]	(40,417)

Pro forma net adjustment to shareholders’ equity	$632,265

(h) Adjustment to interest income for accretion on LegacyTexas’ previously acquired loans.

(i) Adjustment to interest expense for amortization on LegacyTexas’ previously acquired time deposits.

(j) Adjustment to reflect the reclassification of safe deposit box income from customer service fees to other noninterest income to conform with Prosperity’s financial statement presentation.

(k) Adjustment to reflect the reclassification of LegacyTexas’ gain/loss on sale of ORE from noninterest income to noninterest expense to conform with Prosperity’s financial statement presentation.

(l) Adjustment to reflect the reclassification of LegacyTexas’ equipment and depreciation expense (on FF&E and data processing equipment) from other noninterest expense to net occupancy and equipment expense to conform with Prosperity’s financial statement presentation.

(m) Estimated core deposit intangible at 2.0% of the acquired non-time deposits based upon 10 year life using straight line amortization method, net of LegacyTexas’ historical CDI.

(n) Adjustment to reflect the net federal income tax effect of the pro forma adjustments using Prosperity’s statutory tax rate of 21.0%.